UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 3, 2026
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Coronado Global Resources Inc. (the “Company”) held its 2026 Annual General Meeting of Stockholders (the “Annual General Meeting”) virtually on June 3, 2026 (June 4, 2026 in Australia).

On June 3, 2026 (June 4, 2026 in Australia), at the Annual General Meeting, the Common Stockholders (as defined below) approved the issuance of up to 90,000,000 Securities under the 2018 Equity Incentive Plan pursuant to ASX Listing Rule 7.2 (Exception 13) and for all other purposes. A more complete description of the terms of the 2018 Equity Incentive Plan can be found in “Proposal 6: Approval of the Issuance of up to 90,000,000 Securities Under the 2018 Equity Incentive Plan Pursuant to ASX Listing Rule 7.2 (Exception 13) and For All Other Purposes” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2026 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing description of the 2018 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of such plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting on June 3, 2026 (June 4, 2026 in Australia). As of April 15, 2026, the record date for the Annual General Meeting, there were 167,645,373 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and 1 share of the Company’s preferred stock Series A, par value $0.01 per share (“Series A Share”), outstanding and entitled to vote at the Annual General Meeting. The holders of 85,961,245 shares of Common Stock (including holders of the Company’s CHESS Depositary Interests, the “Common Stockholders”), and the holder of the Company’s Series A Share (“Series A Holder”), were present in person or represented by proxy at the Annual General Meeting.

Summarized below are descriptions of the matters voted on at the Annual General Meeting and the final results of such voting:

Proposals 1 and 2 - Election of Director Nominees. The Company’s stockholders elected each of the following six director nominees to serve until the Company’s 2027 annual general meeting of stockholders or until a successor is duly elected and qualified. The voting for the director nominees at the Annual General Meeting was as follows:

Elected by the Series A Holder, voting as a separate class:

Name	Votes For	Votes Withheld
Laura Tyson	1	0

Elected by the Common Stockholders, voting as a separate class:

Name	Votes For	Votes Withheld
Garold Spindler	85,804,180	157,065
Greg Pritchard	82,421,254	3,539,991
Aimee R. Allen	82,255,935	3,380,130
Philip Christensen	85,725,959	235,286
Jan C. Wilson	85,602,781	317,359

There were no broker non-votes with respect to Proposals 1 and 2.

Proposal 3 - Advisory Vote to Approve Our Named Executive Officers’ Compensation. The Common Stockholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Proxy Statement. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
77,909,603	7,984,679	66,963

There were no broker non-votes with respect to Proposal 3.

Proposal 4 - Advisory Vote to Approve the Frequency of Stockholder Votes on Named Executive Officer Compensation. The Common Stockholders voted upon and approved “Every Three Years,” by nonbinding, advisory vote, for the frequency of future advisory votes on the compensation of our named executive officers. The votes on this proposal were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions
8,387,096	26,950	77,435,988	73,802

There were no broker non-votes with respect to Proposal 4. Consistent with the recommendation of stockholders, the Company has determined that it will hold future advisory votes on named executive officer compensation every three years.

Proposal 5 - Ratification of the Appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026. The Common Stockholders voted upon and approved the ratification of the appointment of Ernst & Young to serve as the Company’s independent registered accountants for the fiscal year ending December 31, 2026. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
85,820,835	102,390	38,020

There were no broker non-votes with respect to Proposal 5.

Proposal 6 - Approval of the Issuance of up to 90,000,000 Securities Under the 2018 Equity Incentive Plan Pursuant to ASX Listing Rule 7.2 (Exception 13) and For All Other Purposes. The Common Stockholders voted upon and approved the issuance of up to 90,000,000 Securities under the 2018 Equity Incentive Plan pursuant to ASX Listing Rule 7.2 (Exception 13) and for all other purposes. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
85,539,438	323,627	31,309

There were no broker non-votes with respect to Proposal 6.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Coronado Global Resources Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement filed on April 22, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Philip Peacock
Name:	Philip Peacock
Title:	Chief Legal Officer

Date:	June 4, 2026